UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

October 11, 2013

____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 11, 2013, GrowLife, Inc. (the “Company”) issued 7% Convertible Notes (the “7% Notes”) to four (4) accredited investors (the “Holders”) with the aggregate principal amount of $850,000. The 7% Notes, are not secured by any collateral or any assets pledged to the Holders. The maturity date is September 30, 2015, and the annual rate of interest is seven percent (7%), which increases to twenty-four percent (24%) per annum, or the maximum rate permitted under any applicable law, in the event of default. Subject to certain limitations, the Holders can, at their sole discretion, convert the outstanding and unpaid principal and interest into fully paid and nonassessable shares of the Company’s common stock. The conversion price for the period of time from the date of these 7% Notes through and including September 30, 2014 is the lesser of (a) $0.025 per share and (b) seventy percent (70%) of the average of the three (3) lowest daily volume weighted average price occurring during the twenty (20) consecutive trading days immediately preceding the applicable conversion date on which the Holders elect to convert all or part of their 7% Notes, subject to adjustment as provided in these 7% Notes. The conversion price is $0.025 per share for the period of October 1, 2014 through the maturity date of September 30, 2015, subject to adjustment as provided in these 7% Notes. The Company is required to reserve, at all times, thirty-four million (34,000,000) shares of its common stock, in the aggregate, for conversion of these 7% Notes. At any time after the 12-month period immediately following the date of these 7% Notes, the Company has the option to pre-pay the entire outstanding principal amount of these 7% Notes by paying to the Holders an amount equal to one hundred and fifty percent (150%) of the principal and interest then outstanding. The Company’s obligations under these 7% Notes will accelerate upon a bankruptcy event with respect to the Company or any subsidiary, any default in the Company’s payment obligations under these 7% Notes, the Company’s failure to issue shares of its common stock in connection with a conversion of any of these 7% Notes, the Company’s or any subsidiary’s breach of any provision of any agreement providing for indebtedness of the Company or such subsidiary in an amount exceeding $100,000, the common stock of the Company being suspended or delisted from trading on the Over the Counter Bulletin Board (the “Primary Market”) market and the OTCQB, the Company losing its status as “DTC Eligible” or the Company becoming late or delinquent in its filing requirements with the Securities and Exchange Commission. Upon any such acceleration of these 7% Notes, the Company shall be obligated to pay an amount equal to the greater of (i) one hundred and twenty percent (120%) of the outstanding principal of these 7% Notes (plus all accrued but unpaid interest) and (ii) the product of (a) the highest closing price for the Company’s common stock for the five (5) days on which the Primary Market is open for business immediately preceding such acceleration and (b) a fraction, the numerator of which is the outstanding principal of these 7% Notes, and the denominator of which is the applicable conversion price as of the date of determination.

The foregoing description of the 7% Notes is qualified by reference to the complete terms of such agreement, the form of which is included herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures made in Item 1.01, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

See the disclosures made in Item 1.01, which are incorporated herein by reference. The Company’s securities were issued to an accredited investor in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Form of 7% Convertible Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: October 11, 2013	By:	/s/ Sterling C. Scott
Sterling C. Scott
Chief Executive Officer